Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-203438, 333- 209851, 333-216371, 333-223330, 333-229937, 333-236676, 333-253564, 333-263007, 333-269931 and 333-284583) of Etsy, Inc. of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 19, 2025